Exhibit 24.1

Power of Attorney

We, the undersigned directors of Aetna Inc. (the “Company”), hereby severally constitute and appoint Alan M. Bennett, William J. Casazza and Ronald M. Olejniczak, and each of them individually, our true and lawful attorneys-in-fact, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Company’s 2004 Annual Report on Form 10-K and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to such Form 10-K and to any and all amendments thereto.

Dated as of February 25, 2005

/s/ Betsy Z. Cohen	/s/ Michael H. Jordan

Betsy Z. Cohen, Director	Michael H. Jordan, Director

/s/ Barbara Hackman Franklin	/s/ Jack D. Kuehler

Barbara Hackman Franklin, Director	Jack D. Kuehler, Director

/s/ Jeffrey E. Garten	/s/ Edward J. Ludwig

Jeffrey E. Garten, Director	Edward J. Ludwig, Director

/s/ Earl G. Graves	/s/ Joseph P. Newhouse

Earl G. Graves, Director	Joseph P. Newhouse, Director

/s/ Gerald Greenwald	/s/ Judith Rodin

Gerald Greenwald, Director	Judith Rodin, Director

/s/ Ellen M. Hancock
Ellen M. Hancock, Director